EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-91481, 33-19759, 33-53039, 33-53041, and 33-58237) of Data General Corporation of our
report dated October 30, 1996 appearing in the 1996 Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 21 of this Form 10-K.



/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP

Boston, Massachusetts
December 18, 1996